UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2007, Nutrition 21, Inc. (the "company") entered into a Securities Purchase Agreement under which the company for $17,750,000 sold to private investors 17,750 shares of 8% Series J Convertible Preferred Stock and warrants to purchase 6,715,218 shares of common stock. See Item 3.02 for further information.

Item 3.02 Unregistered Sales of Equity Securities.

(a) Pursuant to the Securities Purchase Agreement referred to in Item 1.01, the company on September 11, 2007 for $17,750,000 sold to private investors 17,750 shares of 8% Series J Convertible Preferred Stock (the "Preferred Stock") and warrants (the "Warrants") to purchase 6,715,218 shares.

(b) Collins Stewart LLC acted as lead placement agent for the company in connection with the financing, and Life Science Group, Inc. served as co-lead. The company paid to the placement agents an aggregate of $905,000 in fees, and warrants to purchase an aggregate of 72,996 shares of common stock at $1.2158 per share.

(c) The securities were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 (the "Act") and Rule 506 thereunder from the registration requirements under the Act.

(d) Each share of Preferred Stock has a stated value of $1,000 per share. The Preferred Stock is convertible into common stock at the option of the holders at $1.2158 per share, subject to anti-dilution provisions and other limitations. Unless and until shareholders approve this transaction, the total number of shares of common stock issuable on conversion of the Preferred Stock and as dividends cannot exceed 12,201,291. Subject to certain conditions, the company can force conversion of the Preferred Stock if the 20 consecutive trading day volume weighted average price of the common stock is at least $3.6474. The Preferred Stock pays cumulative dividends at the annual rate of 8%. Dividends are payable in cash, provided that in certain circumstances the company may elect to pay dividends in shares of common stock valued at 90% of the then 20 day consecutive trading day volume weighted average price. The company must redeem the Preferred Stock at the original issue price plus accrued dividends on September 11, 2011, or earlier on the occurrence of certain default events. Unless shareholders approve this transaction, the company may not issue shares of common stock or common stock equivalents at less than the then conversion price of the Preferred Stock or the then exercise price of the Warrants. The Securities Purchase Agreement among other things also limits borrowings by the company and the issuance of additional series of preferred stock by the company.

(e) The Warrants are exercisable commencing March 11, 2008 and ending on March 11, 2013 at $1.2158 per share subject to anti-dilution provisions and other limitations. The Warrants may in certain circumstances be exercised on a cashless basis, i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price.

(f) The company has agreed to file a registration statement to register all of the shares of common stock issuable as dividends and upon conversion of the Preferred Stock and exercise of the Warrants. The registration statement will also cover shares that may be issued in certain circumstances such as dividend payments made in common stock.

(g) The foregoing summary is qualified by reference to the actual terms of the instruments that are included as exhibits with this filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement dated as of September 10, 2007
4.2	Form of Certificate of Amendment of the Certificate of Incorporation of Nutrition 21, Inc. creating Series J 8% Convertible Preferred Stock
4.3	Form of Registration Rights Agreement
4.4	Form of Common Stock Purchase Warrant
4.5	Letter Agreement dated as of August 9, 2007 with CE Unterberg, Towbin, (now called Collins Stewart LLC)
4.6	Form of Warrant issued to Collins Stewart LLC and Life Science Group, Inc.
99.1	Press Release issued by the Registrant on September 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: September 12, 2007	By: /s/ Paul Intlekofer
Paul Intlekofer
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement dated as of September 10, 2007
4.2	Form of Certificate of Amendment of the Certificate of Incorporation of Nutrition 21, Inc. creating Series J 8% Convertible Preferred Stock
4.3	Form of Registration Rights Agreement
4.4	Form of Common Stock Purchase Warrant
4.5	Letter Agreement dated as of August 9, 2007 with C E Unterberg, Towbin (now called of Collins Stewart LLC)
4.6	Form of Warrant issued to Collins Stewart LLC and Life Science Group, Inc.
99.1	Press Release issued by the Registrant on September 11, 2007